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EXHIBIT 15.1

May 17, 2004

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

RE:
ECOLAB INC. 2002 STOCK INCENTIVE PLAN

Commissioners:

We are aware that our report dated April 22, 2004 on our reviews of interim financial information of Ecolab Inc. (the "Company") for the three month periods ended March 31, 2004 and 2003 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2004 is incorporated by reference in this Registration Statement.

Yours very truly,

/s/PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Minneapolis, Minnesota

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  EXHIBIT 15.1